UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2021

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759			65-0949535
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Amendment No. 4 to Third Amended and Restated Credit Agreement

On March 22, 2021, Vector Group Ltd.’s subsidiaries Liggett Group LLC (“Liggett”), 100 Maple LLC (“Maple”) and Vector Tobacco Inc. (“Vector Tobacco”) entered into Amendment No. 4 and Joinder to Third Amended and Restated Credit Agreement (the “Amendment”), which amended the Third Amended and Restated Credit Agreement, dated as of January 14, 2015 (the “Existing Credit Agreement” and as so amended, the “Credit Agreement”), among Liggett, Maple and, upon its accession (as described below), Vector Tobacco, as borrowers, and Wells Fargo Bank, National Association (“Wells Fargo”), as agent and lender. Wells Fargo also serves as trustee under certain of our indentures.

The Amendment amended the Existing Credit Agreement to, among other things, (i) add Vector Tobacco as a borrower under the Credit Agreement, (ii) extend the maturity of the Credit Agreement to March 22, 2026, and (iii) increase the amount of the commitments thereunder from $60 million to $90 million. The obligations under the Credit Agreement continue to be secured on a first priority basis by all inventories, receivables and certain other personal property of Liggett and Maple, a mortgage on Liggett’s manufacturing facility and certain real property of Maple, subject to certain permitted liens. Following the accession of Vector Tobacco as a borrower under the Credit Agreement, the obligations thereunder are also secured on a first priority basis by all inventories, receivables and certain other personal property of Vector Tobacco, subject to certain permitted liens.

Prime rate loans under the Credit Agreement bear interest at a rate equal to the greatest of (i) the Federal Funds rate plus 0.50%, (ii) LIBOR plus 1.0% and (ii) the prime rate of Wells Fargo. LIBOR rate loans under the Credit Agreement bear interest at a rate equal to LIBOR plus 2.25%.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit the ability of the borrowers and their subsidiaries to incur, create or assume certain indebtedness, to incur or assume certain liens, to purchase, hold or acquire certain investments, to declare or make certain dividends and distributions and to engage in certain mergers, consolidations and asset sales. The Credit Agreement also requires the borrowers to comply with specified financial covenants, including that EBITDA, as defined under the Credit Agreement, on a trailing twelve-month basis, shall not be less than $150 million if excess availability, as defined under the Credit Agreement, is less than $30 million. The covenants also require that annual capital expenditures, as defined under the Credit Agreement (before a maximum carryover amount of $10 million), shall not exceed $20 million during any fiscal year. The Credit Agreement also contains customary events of default.

As of March 23, 2021, $86.0 million was available for borrowing with no outstanding balance under the Credit Agreement.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
10.1	Third Amended and Restated Credit Agreement, dated as of January 14, 2015, among Liggett Group LLC, 100 Maple LLC, and, upon its accession thereto pursuant to Amendment No. 4 and Joinder, Vector Tobacco Inc., the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative and collateral agent, as amended by Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of January 27, 2017, Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of October 30, 2018, Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of October 31, 2019, and Amendment No. 4 and Joinder to Third Amended and Restated Credit Agreement, dated as of March 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: March 23, 2021